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                                                                       Exhibit 3

                    UNION PLANTERS INVESTMENT ADVISORS, INC.
                                 CODE OF ETHICS


1.       STATEMENT OF STANDARDS

         This Code of Ethics (the "Code") sets forth the basic policies of ethical conduct for all directors, officers and employees of Union Planters Investment Advisors, Inc. (the "Firm").

         The foundation of this Code consists of basic standards of conduct including, but not limited to, the avoidance of conflicts between personal interests and interests of the Firm or its clients. To this end, directors, officers and employees of the Firm should understand and adhere to the following ethical standards:

         (a)      THE DUTY AT ALL TIMES TO PLACE THE INTERESTS OF FIRM'S CLIENTS
                  FIRST;

                  This duty requires that the directors, officers and employees of the Firm avoid serving their own personal interests ahead of the interests of the Firm's clients.

         (b) THE DUTY TO ENSURE THAT ALL PERSONAL SECURITIES TRANSACTIONS BE CONDUCTED IN A MANNER THAT IS CONSISTENT WITH THIS CODE TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST OR ANY ABUSE OF SUCH DIRECTORS, OFFICERS AND EMPLOYEES POSITION OF TRUST AND RESPONSIBILITY; AND

                  The directors, officers and employees of the Firm should study this Code and ensure that they understand its requirements. They should conduct their activities in a manner that not only achieves technical compliance with this Code but also abides by its spirit and principles.

         (c) THE DUTY TO ENSURE THAT THE DIRECTORS, OFFICERS AND EMPLOYEES OF THE FIRM DO NOT TAKE INAPPROPRIATE ADVANTAGE OF THEIR POSITION WITH THE FIRM.

                  Directors, officers and employees engaged in personal securities transactions should not take inappropriate advantage of their position or of information obtained during the course of their association with the Firm. They should avoid situations that might compromise their judgment (e.g., the receipt of perquisites, gifts of more than de minimis value or unusual investment opportunities from persons doing or seeking to do business with the Firm).

2.       DEFINITIONS

         A.       "Advisory Representative" means:

                           a. any partner, officer or director of the firm;

                           b. any employee who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose

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                           functions or duties relate to the determination of
                           which recommendation shall be made;

                           c. any employee who, in connection with his duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations;

                           d. and any of the following persons who obtain information concerning securities recommendations being made by such investment advisor prior to the effective dissemination of such recommendations or of the information concerning such recommendations:

                           - any natural person in a control relationship with either the firm or a registered investment company that is advised by the firm;

                           - or any employee of an affiliate of the Firm who is an access person of a registered investment company that is advised by the firm.

         B. "Beneficial ownership" will be interpreted in the same manner as it would be under Exchange Act Rule 16a-1(a)(2) in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

         C. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" generally means the power to exercise a controlling influence over the management or polices of a company, unless such power is solely the result of an official position with such company.

         D. "Covered Security" means any security other than direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, shares of registered open-end investment companies.

         E. An "initial public offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of
Section 13 or 15(d) of the Securities Exchange Act of 1934.

         F. "Portfolio Manager" means: any employee of the Firm who occupies the position of portfolio manager with respect to the clients of the Firm or who executes or helps execute the purchase or sale of a security by, or on behalf of the Firm.

         G. A "limited offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

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         H. "Purchase or sale" for purposes of this Code of Ethics includes, among other things, the writing of an option to purchase or sell a security.

3.       REPORTING REQUIREMENTS

         A. Reporting. Each advisory representative of the Firm, shall submit the following reports in the forms attached hereto as Exhibits A-D to the person designated by the Board of the Firm to administer this Code showing all transactions in covered securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership:

                  (1) Initial Holding Report. Exhibit A, or the information required by Exhibit A shall initially be filed no later than 10 days after that person becomes an advisory representative or portfolio manager of the Firm.

                  (2) Periodic Reports. Exhibits B and C, or the information required by Exhibits B and C shall be filed no later than 10 days after the end of each calendar quarter, but transactions over which such advisory representative or portfolio manager had no direct or indirect influence or control need not be reported.

                  (3) Annual Report. Exhibit D, or the information required by Exhibit D must be submitted by each advisory representative or portfolio manager within 30 days after the end of each calendar year.

                  (4) Duplicate Statements & Confirms. Advisory representatives and portfolio managers must make arrangements to have duplicate broker trade confirmations and account statements sent to the Firm.


         B. Notification. The person designated by the Board of the Firm to administer this Code shall notify each advisory representative of the Firm who may be required to make reports pursuant to this Code of Ethics that such person is subject to reporting requirements and shall deliver a copy of this Code of Ethics to each such person.

4.       REVIEW AND ENFORCEMENT

         A.       Review.

         (1) The person designated by the Board of the Firm to administer this Code shall from time to time review the reported personal securities transactions of advisory representatives for compliance with the requirements of this Code of Ethics.

         (2) The person designated by the Board of the Firm to administer this Code determines that a violation of this Code of Ethics may have occurred, before making a final

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determination that a material violation has been committed by an individual, the person designated by the Board of the Firm to administer this Code may give such person an opportunity to supply additional information regarding the transaction in question.

         B.       Enforcement.

         (1) If the person designated by the Board of the Firm to administer this Code determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation to the Board of Directors of the Firm. The Directors, with the exception of any person whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate.

         (2) No person shall participate in a determination of whether he or she has committed a violation of this Code of Ethics or in the imposition of any sanction against himself or herself.

5.       RESTRICTIONS

         Initial Public Offerings and Limited Offerings. No advisory representative may acquire any direct or indirect beneficial ownership in any securities in an initial public offering or in a limited offering unless the President of the Firm, or his or her designee has authorized the transaction in advance.

         Preclearance and Blackout Periods. No advisory representative shall purchase or sell, directly or indirectly any Covered Security:

- Which the advisory representative knows or should have known is, at the time of the purchase or sale, being considered for purchase or sale by, or on behalf of the Firm;

- Which the advisory representative knows or should have known is, at the time of the purchase or sale, being purchased or sold by, or on behalf of the Firm;

- On a day during which, the advisory representative knows or should have known, the firm has a "buy" or "sell" order pending

An Advisory Representative may not purchase or sell, directly or indirectly any Covered Security unless the President of the Firm, or his or her designee, has approved a written request relating to such purchase or sale within three days prior to the execution of the transaction and such approval has not been rescinded. Neither the President of the Firm nor his or her designee shall grant preclearance for a transaction in a Covered Security if, to their knowledge, the Firm has a pending buy or sell order for that security or a closely related security. Preclearance is not required for purchases or sales of shares of Union Planters Corporation stock.

Portfolio Managers shall not purchase or sell, directly or indirectly, any covered security within three business days before or after the Firm trades in that security. The blackout period shall not apply to purchases or sales of shares of Union Planters Corporation stock.


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6.       RECORDS

         The Firm shall maintain records in the manner and to the extent set forth below:

         - A copy of this Code of Ethics and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

         - A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the year in which the violation occurs;

         - A copy of each report made pursuant to this Code of Ethics by an advisory representative, including any information provided in lieu of reports, shall be preserved by the Firm for a period of not less than five years from the end of the calendar year in which it is made, the first two years in an easily accessible place;

         - A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

         - The Firm shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities that were a part of an Initial Public Offering or a Limited Offering for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

7.       MISCELLANEOUS

         A. Confidentiality. All reports of securities transactions and any other information provided by any person pursuant to this Code of Ethics shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

         B. Amendment; Interpretation of Provisions. The Board of Directors of the Firm may from time to time amend this Code of Ethics or adopt such interpretations of this Code of Ethics as they deem appropriate.


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                              ANNUAL CERTIFICATION




         The undersigned hereby certifies on behalf of Union Planter Investment Advisors, Inc. (the "Firm"), to the Board of Trustees of the Leader Funds pursuant to Rule 17j-1(c)(2)(B) under the Investment Company Act of 1940, , that the Firm has adopted procedures that are reasonably necessary to prevent advisory representatives from violating its Code of Ethics.




Date:  ______________________                  _________________________________
                                               President









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                                    EXHIBIT A
                                    ---------

                             Initial Holdings Report



         As of the below date, I maintained the following accounts which held securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Firm's Code of
Ethics:






         As of the below date, I held the following position in these covered securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Firm's Code of
Ethics:

                              NO. OF         PRINCIPAL      BROKER/DEALER WHERE
              SECURITY        SHARES          AMOUNT          ACCOUNT IS HELD
              --------        ------          ------          ---------------










         Note: this report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.



Date:  ____________________________       Signature:  _________________________




                                      A-1
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                                    EXHIBIT B
                                    ---------

                          Securities Transaction Report

For the Calendar Quarter Ended _________________

         During the quarter referred to above, the following transactions were effected in covered securities in which I may be deemed to have had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Firm's Code of Ethics:

                                                                                     NATURE OF
              SECURITY                                             PRINCIPAL        TRANSACTION                  ACCOUNT WHERE THE
     (INCLUDING INTEREST AND        DATE OF         NO. OF         AMOUNT OF         (PURCHASE,                   TRANSACTION WAS
      MATURITY DATE, IF ANY)      TRANSACTION       SHARES        TRANSACTION       SALE, OTHER)       PRICE          EFFECTED
           -------------          -----------       ------        -----------       ------------       -----          --------









Date:  ___________________________    Signature:  ______________________________

         Note: If you had no transaction to report during the quarter, please write "none" on the form, sign it and submit it. This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.



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                                    EXHIBIT C
                                    ---------

                          ACCOUNT ESTABLISHMENT REPORT



For the Calendar Quarter Ended _________________

         During the quarter referred to above, the following accounts were established for securities in which I may be deemed to have a direct or indirect beneficial ownership, and is required to be reported pursuant to the Firm's Code of Ethics:


                     BROKER/DEALER OR
                        BANK WHERE                              DATE
                       ACCOUNT WAS                          ACCOUNT WAS
                       ESTABLISHED                          ESTABLISHED
                       -----------                          -----------

















Date:  ____________________________          Signature: ________________________



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                                    EXHIBIT D
                                    ---------


                             ANNUAL HOLDINGS REPORT



         As of December 31, ___, I held the following positions in securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Firm's Code of Ethics:

                                                           BROKER/DEALER OR
                          NO. OF         PRINCIPAL           BANK WHERE
         SECURITY         SHARES           AMOUNT          ACCOUNT IS HELD
         --------         ------           ------          ---------------










Date:  ____________________________        Signature:  _________________________